As filed with the Securities and Exchange Commission  on February 11, 2000

                                                     Registration No. 33-41508
       =================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                   VALHI, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                 87-0110150
 (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or                         Identification No.)
        organization)

     Three Lincoln Centre
 5430 LBJ Freeway, Suite 1700
       Dallas, Texas                                 75240-2697
     (Address of principal                           (Zip Code)
       executive offices)

                              --------------------

            VALHI, INC. 1990 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                               Andrew Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
                       (Name, address and telephone number
                    including area code of agent for service)


       =================================================================


                                 DEREGISTRATION

     On January 18, 2000 the last outstanding stock option issued under the Valhi, Inc. 1990 Non-Employee Director Stock Option Plan (the "Plan") was fully exercised and the Plan terminated the same day pursuant to its terms. This registration statement initially registered in the aggregate the sale of 50,000 shares of the registrant's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the Plan. Upon the termination of the Plan, only 32,000 shares of Common Stock had been issued and sold pursuant to the Plan. Accordingly, the registrant hereby deregisters the 18,000 shares of Common Stock registered pursuant to this registration statement that will never be issued or sold under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on February 11, 2000:

                                               VALHI, INC.




                                               By:  /s/ Steven L. Watson
                                                    ---------------------------
                                                    Steven L. Watson
                                                    President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        Signature                                        Title                              Date
--------------------------                         ------------------                 -----------------




*                                                  Chairman of the Board and Chief    February 11, 2000
--------------------------                         Executive Officer (Principal
Harold C. Simmons                                  Executive Officer)




*                                                  Vice Chairman of the Board         February 11, 2000
--------------------------
Glenn R. Simmons





/s/ Steven L. Watson                               President and Director             February 11, 2000
--------------------------
Steven L. Watson




/s/ Bobby D. O'Brien                               Vice President and Treasurer       February 11, 2000
--------------------------                         (Principal Financial Officer)
Bobby D. O'Brien




/s/ Gregory M. Swalwell                            Vice President and Controller      February 11, 2000
--------------------------                         (Principal Accounting Officer)
Gregory M. Swalwell




/s/ Norman S. Edelcup                              Director                           February 11, 2000
--------------------------
Norman S. Edelcup




/s/ Kenneth R. Ferris                              Director                           February 11, 2000
--------------------------
Kenneth R. Ferris





/s/ Edward J. Hardin                               Director                           February 11, 2000
--------------------------
Edward J. Hardin




/s/ J. Walter Tucker, Jr.                          Director                           February 11, 2000
--------------------------
J. Walter Tucker, Jr.




*By:     /s/ Steven L. Watson
         ---------------------
        Steven L. Watson
        Attorney-in-Fact

